Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

AgEagle Aerial Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate		Amount Registered	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock (2)(3)	457	(o)	-	$12,000,000	0.0001476	$1,771.20
	Other	Pre-Funded Warrants to purchase Common Stock(3)(4)	-		-	-	-	0.00
	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrant(2)	457	(o)	-	-	-	-
	Other	Series A Warrants to purchase Common Stock(4)	-		-	-	-	-
	Equity	Common Stock issuable upon exercise of Series A Warrants to purchase Common Stock(2)	457	(o)	-	$12,000,000	0.0001476	0.00
	Other	Series B Warrants to purchase Common Stock(4)	-		-	-	-	-
	Equity	Common Stock issuable upon exercise of Series B Warrants to purchase Common Stock(2)	457	(o)	-	$12,000,000	0.0001476	0.00
							-
		Total Offering Amount:				$36,000,000	0.0001476	$5,313.60
		Total Fees Previously Paid:						-
		Total Fee Offsets:						-
		Net Fee Due:						$5,313.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering.

(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of such warrants.